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                                                                    EXHIBIT 99.1




                             TRANS-INDUSTRIES, INC.


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-K of Trans-Industries, Inc. (the "Company") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dale S. Coenen, as Chief Executive Officer of the Company, and Kai Kosanke, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:


(1) The report fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Dale S. Coenen
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Name: Dale S. Coenen
Title: Chief Executive Officer
Date: March 25, 2003



/s/ Kai Kosanke
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Name: Kai Kosanke
Title: Vice President, and Chief Financial Officer
Date: March 25, 2003




This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Paragraph 18 of the Securities Exchange Act of 1934, as amended.

See also the certification pursuant to Sec. 302 of the Sarbanes-Oxley Act of 2002, which is also attached to this Report.